EXHIBIT 99.1

LOOP INDUSTRIES REPORTS SECOND QUARTER FISCAL 2023 RESULTS AND

PROVIDES UPDATE ON CONTINUING BUSINESS DEVELOPMENTS

LOOP MANAGEMENT TO HOLD UPDATE CALL: 11:00AM ET, ON THURSDAY OCTOBER 13TH, 2022

MONTREAL, QC/ACCESSWIRE/OCTOBER 12, 2022 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today provided an update on its activities and reported its consolidated financial results for the second quarter of fiscal year 2023.

Terrebonne, Quebec Facility First Revenues from Production Supporting Consumer Brands

In the quarter ended August 31, 2022 Loop reported first revenues from the sale of Loop™ PET resin to several global consumer brands. The increased depolymerization capacity at Loop’s upgraded Terrebonne Quebec facility has continued to facilitate the expansion of our customer base and brand partnerships, helping brands progress towards their sustainability commitments and address the growing regulatory requirements for recycled material in products and packaging.

Unveiling of L’OCCITANE en Provence Almond Shower Oil Bottle

On October 11, 2022, Loop and L’OCCITANE en Provence (“L’OCCITANE”), a global manufacturer and retailer of sustainable beauty and wellness products, unveiled a new bottle for the brand’s Almond Shower Oil that was manufactured with 100% recycled Loop™ PET resin produced using monomers from Loop’s Terrebonne Facility. Loop has partnered with L’OCCITANE to help meet the brand’s sustainability goal of using 100% recycled PET in its bottles by 2025. In partnership with the brand, a pilot project was executed where the bottle (excluding cap and label) was produced using 100% recycled Loop™ PET resin and was successfully carried out on L’OCCITANE production lines. This initiative marks a significant step forward in the partnership between the two companies and sets the pathway to implement Loop’s technology across other products in the brand’s assortment. As part of this partnership with L’OCCITANE, Loop’s branding is featured prominently on the front of the packaging, with additional details speaking to Loop’s technology on the back label.

Global Commercialization Update

The company has previously announced plans to build large scale commercial manufacturing plants in North America, Europe and Asia. As part of these plans, the company has communicated that it is forming a joint venture with SK Geo Centric (“SKGC”) to build four Infinite Loop™ manufacturing facilities in Asia by 2030. Ulsan, South Korea, has been selected as the location for the first Asian facility and discussions have been initiated regarding planning for the second facility in Asia. On June 16, 2022, Loop and SUEZ announced that SKGC will become an equal partner in the strategic partnership to build the first Infinite Loop™ manufacturing facility in Europe. The three partners are pursuing government funding options and are working towards securing the optimal location for the first Infinite Loop™ manufacturing facility in Europe.

Loop is currently engaged in discussions to secure financing for its investments in the various planned manufacturing facilities and the sequencing of the manufacturing facilities will be determined in conjunction with the outcome of the company’s financing discussions.

CEO Comment

Daniel Solomita, Founder and CEO of Loop Industries, commented on the recent updates, saying: “Reporting first revenues from the production of 100% recycled Loop™ branded PET is a significant milestone in the commercialisation of Loop’s technology. The increased output from our Terrebonne facility is instrumental in facilitating new customer product activations as we continue to progress towards large scale commercial manufacturing of sustainable plastics through our Infinite Loop™ facilities in North America, Europe and Asia. ”

Corporate Update Call

Senior Management of Loop Industries, will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below.

Date:      Thursday, October 13, 2022

Time:     11:00 am Eastern Time

Participant joining details (by Telephone):

Canada dial-in number (Toll-Free): 1 833 950 0062

Canada dial-in number (Local): 1 226 828 7575

United States: 1 844 200 6205

United States (Local): 1 646 904 5544

All other locations: +1 929 526 1599

Access code: 485258

Press *1 to ask a question, *2 to withdraw your question, or *0 for operator assistance.

Accessing the telephone replay

A recording will be available until Thursday, October 27, 2022

US (Local): 1 929 458 6194

US Toll-Free: 1 866 813 9403

Canada: 1 226 828 7578

All other locations: +44 204 525 0658

Access Code: 599597

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Second Quarter Fiscal 2023 Financial Results

The following table summarizes our operating results for the three-month periods ended August 31, 2022 and 2021, in U.S. Dollars.

	Three months ended August 31,
	2022	2021	Change
Revenues	$135,428	$-	$135,428

Expenses
Research and development
Machinery and equipment expenditures	1,183,652	2,485,232	(1,301,580)
External engineering	610,839	551,381	59,458
Employee compensation	1,748,679	1,098,161	650,518
Stock-based compensation	319,046	394,527	(75,481)
Plant and laboratory operating expenses	583,615	707,043	(123,428)
Tax credits	(838,665)	(110,741)	(727,924)
Other	143,989	159,194	(15,205)
Total research and development	3,751,155	5,284,797	(1,533,642)

General and administrative
Professional fees	1,475,768	856,997	618,771
Employee compensation	722,665	554,830	167,835
Stock-based compensation	309,633	313,292	(3,659)
Insurance	1,070,840	1,059,153	11,687
Other	431,781	331,954	99,827
Total general and administrative	4,010,687	3,116,226	894,461

Depreciation and amortization	138,100	140,770	(2,670)
Interest and other financial expenses	43,230	33,102	10,128
Interest income	(9,334)	(8,413)	(921)
Foreign exchange loss (gain)	(93,244)	(174,066)	80,822
Total expenses	7,840,594	8,392,416	(551,822)
Net loss	$(7,705,166)	$(8,392,416)	$687,250

Revenues

First time revenues for the three-month period ended August 31, 2022 were $0.14 million compared to $0 for the same period in 2021. The revenue resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

Research and Development

Research and development expense for the three-month period ended August 31, 2022 decreased $1.53 million to $3.75 million, as compared to $5.28 million for the same period in 2021. The decrease was primarily attributable to a $1.30 million decrease in purchases of machinery and equipment used at the Terrebonne facility, a $0.73 million increase in tax credits recorded as a reduction of research and development expenses, and a $0.12 million decrease in plant and laboratory operating expenses.

These decreases were partially offset by a $0.65 million increase in employee compensation expenses related to increased headcount in our in-house engineering and commercial project teams.

General and administrative expenses

General and administrative expenses for the three-month period ended August 31, 2022 increased $0.89 million to $4.01 million, as compared to $3.12 million for the same period in 2021. The increase was primarily attributable to a $0.62 million in expenses for legal and professional fees due to costs principally associated with the SEC investigation and class action suits described in “Part II, Item 1. Legal Proceedings” of our 10-Q and the Company’s commercialization plans; and a $0.17 million increase in employee compensation expenses.

Net Loss

The net loss for the three-month period ended August 31, 2022 decreased $0.69 million to $7.71 million, as compared to $8.39 million for the same period in 2021. The decrease is primarily due to the decreased research and development expenses of $1.53 million, partially offset by the increased general and administrative expenses of $0.89 million.

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Six Months Ended August 31, 2022 and 2021

The following table summarizes our operating results for the six-month periods ended August 31, 2022 and 2021, in U.S. Dollars.

	Six months ended August 31,
	2022	2021	Change
Revenues	$135,428	$-	$135,428

Expenses
Research and development
Machinery and equipment expenditures	3,073,309	5,108,125	(2,034,816)
External engineering	2,206,454	3,454,829	(1,248,375)
Employee compensation	3,639,525	2,788,744	850,781
Stock-based compensation	715,541	790,072	(74,531)
Plant and laboratory operating expenses	1,449,693	1,398,510	51,183
Tax credits	(907,622)	(152,391)	(755,231)
Other	374,739	534,743	(160,004)
Total research and development	10,551,639	13,922,632	(3,370,993)

General and administrative
Professional fees	2,274,752	2,488,447	(213,695)
Employee compensation	1,437,403	1,399,865	37,538
Stock-based compensation	8,379,448	(70,338)	8,449,786
Insurance	2,173,381	1,927,799	245,582
Other	782,344	531,024	251,320
Total general and administrative	15,047,328	6,276,797	8,770,531

Depreciation and amortization	276,642	272,770	3,872
Interest and other financial expenses	84,559	63,689	20,870
Interest income	(22,527)	(18,174)	(4,353)
Foreign exchange loss	(91,108)	32,066	(123,174)
Total expenses	25,846,533	20,549,780	5,296,753
Net loss	$(25,711,105)	$(20,549,780)	$(5,161,325)

Revenues

First time revenues for the six-month period ended August 31, 2022 were $0.14 million compared to $0 for the same period in 2021. The revenue resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

Research and Development

Research and development expense for the six-month period ended August 31, 2022 decreased $3.37 million to $10.55 million, as compared to $13.92 million for the same period in 2021. The decrease was primarily attributable to a $2.03 million decrease in purchases of machinery and equipment used at the Terrebonne facility, a $1.25 million decrease in external engineering expenses for ongoing design work for our Infinite Loop™ manufacturing process, and a $0.76 million increase in tax credits recorded as a reduction of research and development expenses. These decreases were partially offset by a $0.85 million increase in employee compensation expenses related increased headcount in our in-house engineering and commercial project teams

General and administrative expenses

General and administrative expenses for the six-month period ended August 31, 2022 increased $8.77 to $15.05 million, as compared to $6.28 million for the same period in 2021. The increase was primarily attributable to an increased stock-based compensation expense of $8.45 million, of which $7.74 million was related to the achievement of a performance milestone for 1,000,000 RSUs following the execution of a supply agreement with a customer and $0.94 million was attributable to RSU forfeitures in the same period in 2021 accounted for as a reversal of stock-based compensation, and a $0.25 million increase in insurance costs. These increases were partially offset by decreased professional fees of $0.21 million, mainly related to legal fees principally associated with the SEC investigation and class action suits described in “Part II, Item 1. Legal Proceedings” of our 10-Q and the Company’s commercialization plans. In the six-month period ended August 31, 2022, legal fees of $0.29 million were recorded as a reduction of the accrued loss contingency for legal settlement.

Net Loss

The net loss for the six-month period ended August 31, 2022 increased $5.16 million to $25.71 million, as compared to $20.55 million for the same period in 2021. The increase is primarily due to the increased general and administrative expenses of $8.77 million, partially offset by the decreased research and development expenses of $3.37 million.

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Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended August 31		Six Months Ended August 31
	2022	2021	2022	2021

Revenue	$135,428	$-	$135,428	$-

Expenses
Research and development	3,751,155	5,284,797	10,551,639	13,922,632
General and administrative	4,010,687	3,116,226	15,047,328	6,276,797
Depreciation and amortization	138,100	140,770	276,642	272,770
Interest and other financial expenses	43,230	33,102	84,559	63,689
Interest income	(9,334)	(8,413)	(22,527)	(18,174)
Foreign exchange loss (gain)	(93,244)	(174,066)	(91,108)	32,066
Total expenses	7,840,594	8,392,416	25,846,535	20,549,780

Net Loss	(7,705,166)	(8,392,416)	(25,711,105)	(20,549,780)

Other comprehensive income (loss)
Foreign currency translation adjustment	(412,504)	(353,713)	(417,270)	(146,898)
Comprehensive income (loss)	$(8,117,670)	$(8,746,129)	$(26,128,375)	$(20,696,678)

Loss per share
Basic and Diluted	$(0.16)	$(0.19)	$(0.54)	$(0.47)

Weighted average common shares outstanding
Basic and Diluted	47,400,709	44,132,872	47,400,640	43,282,989

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Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	As at
	August 31, 2022	February 28, 2022

Assets
Current assets
Cash and cash equivalents	$23,000,391	$44,061,427
Sales tax, tax credits and other receivables	1,803,898	1,716,262
Inventories	330,462	-
Prepaid expenses and deposits	4,000,012	2,965,646
Assets held for sale	3,282,515	3,389,279
Total current assets	32,417,278	52,132,614
Investment in joint venture	380,922	380,922
Property, plant and equipment, net	5,340,072	5,692,862
Intangible assets, net	1,081,704	1,013,801
Total assets	$39,219,976	$59,220,199

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$6,908,760	$9,846,815
Current portion of long-term debt	250,603	-
Total current liabilities	7,159,363	9,846,815
Long-term debt	3,099,019	3,378,403
Total liabilities	10,258,382	13,225,218

Stockholders' Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock par value $0.0001; 250,000,000 shares authorized; 47,400,709 shares issued and outstanding (February 28, 2022 – 47,388,056)	4,741	4,740
Additional paid-in capital	169,300,723	150,396,704
Additional paid-in capital – Warrants	20,463,464	30,272,496
Accumulated deficit	(160,294,031)	(134,582,926)
Accumulated other comprehensive loss	(513,303)	(96,033)
Total stockholders' equity	28,961,594	45,994,981
Total liabilities and stockholders' equity	$39,219,976	$59,220,199

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Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended August 31,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(25,711,105)	$(20,549,780)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	276,642	272,770
Stock-based compensation expense	9,094,988	719,733
Accretion and accrued interest expenses	79,507	43,967
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	(143,010)	436,236
Inventory	(330,462)	-
Prepaid expenses and deposits	(1,146,544)	(365,769)
Accounts payable and accrued liabilities	(2,798,922)	(2,957,577)
Net cash used in operating activities	(20,678,906)	(22,400,420)

Cash Flows from Investing Activities
Additions to property, plant and equipment	(58,428)	(5,010,982)
Additions to intangible assets	(141,404)	(90,591)
Net cash used in investing activities	(199,832)	(5,101,573)

Cash Flows from Financing Activities
Proceeds from sale of common shares and warrants, net of share issuance costs	-	56,087,746
Proceeds from issuance of long-term debt	-	1,894,877
Repayment of long-term debt	-	(27,740)
Net cash (used) provided by financing activities	-	57,954,883

Effect of exchange rate changes	(182,298)	(113,479)
Net increase (decrease) in cash	(21,061,036)	30,339,411
Cash, beginning of period	44,061,427	35,221,951
Cash, end of period	$23,000,391	$65,561,362

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$-	$19,720
Interest received	$22,527	$18,174

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About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of Loop’s technology and products, (ii) Loop’s status of relationship with partners, (iii) development and protection of Loop’s intellectual property and products, (iv) industry competition, (v) Loop’s need for and ability to obtain additional funding relative to its current and future financial commitments, (vi) engineering, contracting and building Loop’s manufacturing facility, (vii) Loop’s ability to scale, manufacture and sell its products in order to generate revenues, (viii) Loop’s proposed business model and its ability to execute thereon, (ix) adverse effects on Loop’s business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of additional variants of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of Loop’s employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the current SEC investigation or recent class action litigation filed against Loop, (xii) Loop’s ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investor Relations:

Kevin C. O’Dowd, Vice-President Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

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